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                                                               ERNST & YOUNG LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


We hereby consent to the use of our report dated February 17, 2000 on the financial statements of First Fortis Life Insurance Company in this Post-Effective Amendment No. 8 (Form S-2 No. 333-14761) to the Registration Statement and related Prospectus of First Fortis Life Insurance Company for the registration of flexible premium deferred combination variable and fixed annuity contracts.

Minneapolis, Minnesota                                     /s/ Ernst & Young LLP
April 4, 2002